CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Bernard, Allan & Edwards, Inc.
1016 Shore Acres Drive
Leesburg, Florida 34748

We consent to the use in this Report on Form 10KSB/A of our report dated March 15, 2002, as restated April 25, 2002 relating to the financial statements of Bernard, Allan
& Edwards, Inc. and to the reference of our firm under the heading "Experts."

/s/  Larry Legel  C.P.A.

Larry Legel,  C.P.A.
800 W. Cypress Creek Road
Wachovia Bank Building, Suite 470
Ft. Lauderdale, Florida 33309

January 9,  2004